EXHIBIT 16.1
A.J. ROBBINS, P.C.
CERTIFIED PUBLIC ACCOUNTANTS
216 SIXTEENTH STREET
SUITE 600
DENVER, COLORADO 80202
May 9, 2006
United States Securities and
Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
     Re: The Heritage Organization, Inc.
Dear Sir/Madam:
     We have read Item 4.01 of the form 8-K The Heritage Organization, Inc. dated March 1, 2006 regarding the recent change of auditors. We agree with such statement made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.01.
Very truly yours,

A.J. Robbins, PC

[signature]
by: /s/ A.J. Robbins
      A.J. Robbins, CPA